Exhibit 99(d)

True-up of Transition Charges

The following is a link to the Annual True-up of Transition Charges for the Series 2003-1 Transition Bonds, filed on August 13, 2010 by Oncor Electric Delivery Company LLC, as Servicer of the Bonds.

http://www.txuelectricdelivery.com/electricity/transition/series2003.aspx